As filed with the Securities and Exchange Commission on May 11, 2011
Registration No. 333-170767

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0231984

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 W. Commercial Blvd.
Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
EMPLOYMENT AGREEMENT WITH BRADLEY I. MEIER
(Full title of the plan)
Bradley I. Meier
President and Chief Executive Officer
1110 W. Commercial Blvd.
Fort Lauderdale, Florida 33309
Telephone (954) 958-1200
Facsimile (954) 958-1202
(Name, address, telephone number, including area code, of agent for service)
with a copy to:
Alan J. Berkeley, Esq.
Alissa A. Parisi, Esq.
K&L Gates LLP
1601 K Street, NW
Washington, DC 20006
Telephone (202) 778-9000
Facsimile (202) 778-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION
     This Post-Effective Amendment No. 1 is filed by Universal Insurance Holdings, Inc. (the “Registrant”) to remove from registration all shares of common stock of the Registrant registered under the Registration Statement on Form S-8 (File No. 333-170767), filed on November 22, 2010 (the “2010 Registration Statement”). The offering under the 2010 Registration Statement is being terminated and no shares have been or will be issued or sold under the 2010 Registration Statement, including any sale of Registrant’s stock in connection with the resale prospectus filed with the 2010 Registration Statement. Pursuant to the undertakings set forth in the 2010 Registration Statement, as of the date hereof, the Registrant hereby deregisters the 4,500,000 shares of Registrant’s common stock (the “Shares”) that were registered under the 2010 Registration Statement and such Shares will no longer be available for issuance thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 11, 2011.

UNIVERSAL INSURANCE HOLDINGS, INC.
By:	/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signatures	Title	Date

/s/ Bradley I. Meier Bradley I. Meier	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2011
* Sean P. Downes	Senior Vice President, Chief Operating Officer and Director	May 11, 2011
/s/ George R. De Heer George R. De Heer	Chief Financial Officer (Principal Accounting Officer)	May 11, 2011
* Norman M. Meier	Director	May 11, 2011
* Ozzie A. Schindler	Director	May 11, 2011
* Reed J. Slogoff	Director	May 11, 2011
* Joel M. Wilentz	Director	May 11, 2011
* Michael A. Pietrangelo	Director	May 11, 2011

*By:	/s/ Bradley I. Meier
	Name:	Bradley I. Meier
	Title:	Attorney-in-Fact